Exhibit 1.1

Execution Version

NABRIVA THERAPEUTICS PLC

ORDINARY SHARES, $0.01 NOMINAL VALUE PER SHARE

UNDERWRITING AGREEMENT

July 26, 2018

July 26, 2018

To the Manager named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Nabriva Therapeutics plc, an Irish incorporated public limited company (the “Company”), proposes to issue to, upon the subscription by, the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as manager (the “Manager”) the number of ordinary shares, nominal value $0.01 per share, set forth in Schedule I hereto (the “Firm Shares”).  The Company also proposes to issue to, upon the subscription by, the several Underwriters not more than the number of additional ordinary shares, nominal value $0.01 per share, set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that the Manager shall have determined to exercise, on behalf of the Underwriters, the right to subscribe for such ordinary shares granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, nominal value $0.01 per share, of the Company to be in issue after giving effect to the allotments and issues contemplated hereby are hereinafter referred to as the “Ordinary Shares.” If the firm or firms listed in Schedule II hereto include only the Manager listed in Schedule I hereto, then the terms “Underwriters” and “Manager” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to certain securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company.  The registration statement as amended at the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated April 27, 2018 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule

I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

On July 23, 2018, the Company entered into an agreement and plan of merger (the “Acquisition Agreement”) with Zavante Therapeutics, Inc., a Delaware corporation (““Zavante”), pursuant to which the Company acquired Zavante (the “Acquisition”). For the avoidance of doubt, except as specifically provided otherwise, references in this agreement to the Company’s “subsidiaries” refer to the subsidiaries of the Company after the closing of the Acquisition.

1.                                      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)               Effectiveness. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)               Registration Statement and Prospectuses; Accurate Disclosure. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and, each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter through the Manager expressly for use therein.

(c)                Free Writing Prospectuses.  No issuer free writing prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Manager before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Manager, prepare, use or refer to, any free writing prospectus.

(d)               Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(e)                Emerging Growth Company Status.  From the time of filing the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(f)                 Independent Accountants.  (i) KPMG LLP, the accountants who certified the financial statements and supporting schedules of the Company included in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent public accountants as required by the Securities Act, the applicable rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board; and (ii) Ernst & Young LLP, the accountants who certified the financial statements of Zavante included in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent auditors with respect to Zavante under Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct, and its interpretations and rulings.

(g)                Company Financial Statements; Non-GAAP Financial Measures.  The financial statements included in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries (or, as applicable, the predecessor of the Company and such predecessor’s subsidiaries) at the dates indicated and the statement of operations, stockholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The supporting schedules, if any, present fairly, in all material respects, in accordance with U.S. GAAP the information required to be stated therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in or incorporated by reference into the Registration Statement or the Time of Sale Prospectus under the Securities Act or the applicable rules and regulations of the Commission thereunder.

(h)               Zavante Financial Statements; Non-GAAP Financial Measures. The financial statements included in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of Zavante (or, as applicable, the predecessor of the Company and such predecessor’s subsidiaries) at the dates indicated and the statement of operations, stockholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The supporting schedules, if any, present fairly, in all material respects, in accordance with U.S. GAAP the information required to be stated therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in or incorporated by reference into the Registration Statement or the Time of Sale Prospectus under the Securities Act or the applicable rules and regulations of the Commission thereunder.

(i)                   Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(j)                  No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (including, for the avoidance of doubt, with respect to Zavante), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its subsidiaries, or by Zavante, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or Zavante on any class of its share capital.

(k)               Incorporation of the Company.  The Company has been duly incorporated and is validly existing as a public limited company under the laws of Ireland and is in good standing (or such equivalent concept to the extent it exists under the law of such jurisdiction) and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Acquisition Agreement; and the Company is duly qualified to transact business and is in good standing (or such equivalent concept to the extent it exists under the law of such jurisdiction) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(l)                   Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly incorporated or organized and is validly existing in good standing (or such equivalent concept to the extent it exists under the law of such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (or such equivalent concept to the extent it exists under the law of such jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing (or such equivalent concept to the extent it exists under the law of such jurisdiction) would not result in a Material Adverse Effect.  All of the issued and/or outstanding capital stock and share capital of each of the subsidiaries of the Company has been duly authorized and validly issued, is fully paid and not subject to any calls for additional payments (non-assessable) and is owned by the Company or by one of its subsidiaries free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the issued and/or outstanding capital stock and share capital of any of the Company’s subsidiaries was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(m)           Capitalization.  The number of outstanding Ordinary Shares is as set forth in the Time of Sale Prospectus and the Prospectus (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Time of Sale

Prospectus and the Prospectus, (C) pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (D) pursuant to the Company’s “at the market” offering program referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (E) pursuant to the Acquisition Agreement). The issued share capital of the Company has been duly authorized and validly issued and is fully paid and not subject to any calls for additional payments (non-assessable).  None of the issued share capital of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(n)               Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(o)               Authorization of Acquisition Agreement. The Acquisition Agreement has been duly authorized, executed and delivered by the Company and its subsidiaries party thereto and, assuming the due authorization, execution and delivery by each of the other parties thereto, is a valid and legally binding agreement of the Company and its subsidiaries party thereto enforceable against the Company and its subsidiaries party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by equitable principles related to enforceability, and the Acquisition Agreement conforms, in all material respects, to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(p)               Acquisition Agreement Representations. To the Company’s knowledge, the representations and warranties made by Zavante in the Acquisition Agreement were, and are still, true and accurate in all material respects.

(q)               Shares.  The Shares have been duly authorized for issuance to the Underwriters pursuant to this Agreement and, when allotted and issued by the Company in accordance with the terms of this Agreement, will be validly issued and fully paid and not subject to any calls for additional payments (non-assessable); and the issuance of the Shares is not subject to any preemptive or other similar rights of any securityholder of the Company, except as have been duly and validly satisfied or waived by the memorandum and articles of association of the Company or otherwise.  The Shares conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  No holder of Shares will be subject to personal liability solely by reason of being such a holder.

(r)                  Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement, or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have been duly waived.

(s)                 Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its memorandum and articles of association, charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, and in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the issuance of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the memorandum and articles of association, charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.  With the exception of a standard letter from the Irish Revenue Commissioners confirming the Company’s understanding of the Irish stamp duty treatment of certain dealings in its shares dated 20 June 2017, and the related letter from the Irish Revenue Commissioners dated 20 June 2017 confirming the Revenue Commissioners agreement to enter into a composition agreement for the purposes of Section 5 of the Stamp Duties Consolidation Act 1999 of Ireland, neither the Company nor any of its subsidiaries has received a material confirmation (or material tax ruling) concerning the tax treatment of a transaction to which the Company or any of its subsidiaries is party to from any European tax authority.

(t)                  Listing.  The Shares have been approved for listing on the Nasdaq Global Market, subject to notice of issuance.

(u)               Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(v)               Absence of Proceedings.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit proceeding, inquiry or investigation before or brought by the U.S. Food and Drug Administration (the “FDA”)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(w)             Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement, or the documents incorporated by reference or deemed to be incorporated by reference therein) which have not been so described or filed as required.

(x)               Preliminary Prospectuses. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(y)               Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the applicable rules and regulations of the Commission thereunder, the rules of the Nasdaq Stock Market LLC, state securities laws, the laws of Ireland or the rules of the Financial Industry Regulatory Authority (“FINRA”).

(z)                Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(aa)        Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them (excluding, for the purposes of this Section 1(a)(x), Intellectual Property (as defined below)), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(bb)        Title to Intellectual Property.  To the knowledge of the Company, the Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights under the patents, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business of the Company as currently conducted and as proposed in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (collectively, the “Intellectual Property”); to the knowledge of the Company, the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable, and subsisting; other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) the Company and its subsidiaries are not obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, (B) the Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s product candidates, processes or Intellectual Property, (C) to the knowledge of the Company, neither the sale nor use of any of the discoveries, inventions, product candidates or processes of the Company and its subsidiaries referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus do or will, to the knowledge of the Company, infringe, misappropriate or violate any right or valid patent claim of any third party, and (D) to the knowledge of the Company, (i) no third party has any ownership right in or to any Intellectual Property that is owned by the Company and its subsidiaries and (ii) there is no infringement by third parties of any Intellectual Property.

(cc)          Patents and Patent Applications.  All patents and patent applications owned by or licensed to the Company or any of its subsidiaries or under which the Company or any of its subsidiaries have rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO or any competent non-U.S. patent or trademark office in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO or any competent non-U.S. patent or trademark office that were not disclosed to the USPTO or such competent non-U.S. patent or trademark office and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

(dd)        FDA Compliance.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries:  (A) are and at all times have been in material compliance with all statutes, rules or regulations of the FDA and other comparable Governmental Entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company or any of its subsidiaries (“Applicable Laws”); (B) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from the FDA or any Governmental Authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries is in material violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and, to the Company’s knowledge, neither the FDA nor any Governmental Authority or third party is threatening to initiate any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that the FDA or any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and, to the Company’s knowledge, neither the FDA nor any Governmental Authority is threatening to initiate such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(ee)          Environmental Laws.  Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ff)            Accounting Controls.  The Company and each of its subsidiaries have established effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate.  Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(gg)          eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh)        Disclosure Controls. The Company has established “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act Regulations) that comply with the requirements of the Exchange Act; the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information will be accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(ii)                Tests and Preclinical and Clinical Trials.  The studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company or Zavante (the “Company Trials”) that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus were and, if still ongoing, are being conducted in all material respects in accordance with the protocols submitted to the FDA, the European Medicines Agency or any foreign governmental body exercising comparable authority, and procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); the descriptions of the Company Trials and the results thereof, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such Company Trials; except to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the results of the Company Trials described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and, except to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not received any correspondence or written notice from the FDA, the European Medicines Agency or any Governmental Entity requiring the termination or suspension of any Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to you.

(jj)              Payment of Taxes.  The Company and Zavante have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes shown as due on such returns or any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company or Zavante in respect of tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  No stamp tax, transfer tax or issue, documentary, certification or other similar tax imposed under Irish law or by any government agency or other taxing authority within or outside of Ireland is payable in connection with (A) the authorization, execution, delivery or enforcement of this Agreement, (B) the allotment and issuance of the Shares, (C) the sale, transfer and delivery of the Shares through the facilities of The Depositary Trust Company (the “DTC”) to or for the account of the Underwriters, or by the Underwriters to those purchasing Shares from the Underwriters.

(kk)        Composition Agreement/SEAS.  As of the date of this Agreement, the existing composition agreement relating to shares in the Company dated June 20, 2017 between the Company and the Irish Revenue Commissioners (the “Composition Agreement”) and the existing Special Eligibility Agreement for Securities relating to shares in the Company dated June 26, 2017 between, among others, the Company, DTC, Cede & Co. and the National Securities Clearing Corporation (the “SEAS”), are each in force as the Company has not sent or received any notices of termination in respect of either the Composition Agreement or the SEAS and both the Composition Agreement and the SEAS apply to the Shares in the same manner as they apply to the existing Ordinary Shares of the Company.

(ll)                Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(mm)  Investment Company Act; Passive Foreign Investment Company.  The Company is not required, and, immediately upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company was not a “passive foreign investment company,” as such term is defined in the Internal Revenue Code of 1986, as amended (the “Code”), for the calendar year 2017. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any subsidiary of the Company is, and, after giving effect to the allotment and issuance of the Shares and the application of the proceeds thereof, neither of them will be, a “controlled foreign corporation” as defined by the Code.

(nn)        Absence of Manipulation.  Neither the Company or any of its subsidiaries nor, to the Company’s knowledge, any affiliate of the Company or any of its subsidiaries has taken, nor will the Company or any subsidiary or affiliate take, directly or indirectly, without giving effect to activities by the Underwriters, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance, sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(oo)        Foreign Corrupt Practices Act.  (i) None of the Company or its subsidiaries or to the Company’s knowledge, any affiliate, director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and, to the Company’s knowledge, their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the issuance of the Shares contemplated by this Agreement in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(pp)        Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(qq)        OFAC.  (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in,

any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(rr)              Lending Relationship. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (including as a result of the Acquisition) (A) does not have any material lending or other relationship with any banking or lending affiliate of any of the Underwriters and (B) does not intend to use any of the proceeds from the issuance of the Shares to repay any outstanding debt owed to any affiliate of the Underwriters.

(ss)            No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its subsidiaries or any of their respective properties, assets or revenues has any right of immunity under Irish, Austrian, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Irish, Austrian, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.  To the extent that the Company or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and each subsidiary waives or will waive such right to the extent permitted by law, and the Company has consented to such relief and enforcement as provided in Section 11(a) of this Agreement.

(tt)              FINRA Matters. All of the information provided by or on behalf of the Company in writing to the Underwriters or to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its FINRA Public Offering System filings (and related disclosure) with FINRA is true, complete and correct in all material respects.

(uu)        Statistical and Market-Related Data.  Any statistical and market-related data included in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company and its subsidiaries believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(vv)        Rating of Debt Securities.  Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ww)    Dividend Restrictions. Other than as prohibited or restricted by law, no subsidiary of the Company is prohibited or restricted, directly or indirectly,

from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

2.                                      Agreements to Allot, Issue and Subscribe.  The Company hereby agrees to issue to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to subscribe for from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the subscription price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue to the Underwriters the Additional Shares, and the Underwriters shall have the right to subscribe for, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  The Manager may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be subscribed for by the Underwriters and the date on which such shares are to be issued.  Each date of issue must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be subscribed for as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares.  On each day, if any, that Additional Shares are to be subscribed for (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to subscribe for the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Manager may determine) that bears the same proportion to the total number of Additional Shares to be subscribed for on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.                                      Public Offering.  The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Manager is advisable.  The Company is further advised by the Manager that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4.                                      Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Manager.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the fifth business day thereafter, as may be designated in writing by the Manager.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as the Manager shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, and shall be delivered through the facilities of DTC for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.                                      Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)               Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business that makes it, in the judgment of the Manager, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)               The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company on behalf of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                The Underwriters shall have received on the Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, United States counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

(d)               The Underwriters shall have received on the Closing Date an opinion of A&L Goodbody, Irish counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

(e)                The Underwriters shall have received on the Closing Date an opinion of (i) Schwarz & Partner, outside special intellectual property counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit D-1, and (ii) Fitzpatrick, Cella, Harper & Scinto, outside special intellectual property counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit D-2.

(f)                 The Underwriters shall have received on the Closing Date an opinion of Lewis Kohn & Walker LLP, outside special intellectual property counsel for Zavante, dated the Closing Date, substantially in the form attached hereto as Exhibit E.

(g)                The Underwriters shall have received on the Closing Date an opinion of Covington & Burling LLP, United States counsel for the Underwriters in connection with the offering, dated the Closing Date, in form and substance reasonably satisfactory to the Manager.

(h)               The Underwriters shall have received on the Closing Date an opinion of Arthur Cox, Irish counsel for the Underwriters in connection with the offering, dated the Closing Date, in form and substance reasonably satisfactory to the Manager.

(i)                   The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j)                  The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Zavante contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date of the closing of the Acquisition.

(k)               The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Manager and each of the officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Manager on or before the date hereof, shall be in full force and effect on the Closing Date.

(l)                   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief financial officer of the Company on behalf of the Company, with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Manager.

(m)           The several obligations of the Underwriters to subscribe for Additional Shares hereunder are subject to the delivery to the Manager on the applicable Option Closing Date of the following:

(i)                                     a certificate, dated the Option Closing Date and signed by an executive officer of the Company, on behalf of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)                                  an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be subscribed for on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)                               an opinion of A&L Goodbody, Irish counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be subscribed for on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)                              an opinion of (i) Schwarz & Partner, special intellectual property counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be subscribed for on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e)(i) hereof, and (ii) Fitzpatrick, Cella, Harper & Scinto, special intellectual property counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be subscribed for on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e)(ii) hereof;

(v)                                 an opinion of Lewis Kohn & Walker LLP, outside special intellectual property counsel for Zavante, dated the Option Closing Date, relating to the Additional Shares to be subscribed for on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(vi)                              an opinion of Covington & Burling LLP, U.S. counsel for the Underwriters in connection with the offering, dated the Option Closing Date, relating to the Additional Shares to be subscribed for on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(vii)                           an opinion of Arthur Cox, Irish counsel for the Underwriters in connection with the offering, dated the Option Closing Date, relating to the Additional Shares to be subscribed for on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(h) hereof;

(viii)                                  a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(i) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(ix)                                        a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(j) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than the date of the closing of the Acquisition; and

(x)                                           such other documents as the Manager may reasonably request with respect to the good standing (or such equivalent concept to the extent it exists under the law of Ireland) of the Company, the due authorization and issuance of the Additional Shares to be allotted and issued on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.                                      Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)               Upon request of the Manager, to furnish to the Manager, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

(b)               Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, in each case, through the time when a prospectus relating to the Shares is required by the Securities Act to be delivered in connection with sales of the Shares, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably object.

(c)                To furnish to the Manager a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)               Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                 If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Shares may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(h)               To make generally available to the Company’s security holders and to the Manager as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                   Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses, including any amounts in respect of value-added tax, incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses incurred by the Company in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the issue and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all reasonable expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Market, (vi) the cost of printing certificates, if any, representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided that the travel and lodging expenses of the representatives of the Underwriters shall be paid by the Underwriters), and one-half of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided that the amount payable by the Company for reasonable fees and disbursements of counsel to the Underwriters pursuant to the foregoing clauses

(iii) and (iv) shall not exceed $15,000 in the aggregate.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them otherwise than through the facilities of DTC and any advertising expenses connected with any offers they may make.

(j)                  If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)               If requested by the Manager, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(l)                   The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer income, capital gains or other similar taxes or duties imposed under the laws of Ireland or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the issue and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters through the facilities of the DTC.

(m)    The Company also covenants with each Underwriter that, without the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to subscribe, purchase, lend, or otherwise allot, issue, transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.  The foregoing sentence shall not apply to (a) the Shares, (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant, upon the vesting of a restricted stock unit or upon the conversion of a security outstanding on the date hereof that is referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period, (d) any Ordinary Shares issued or options to purchase Ordinary Shares granted or any restricted stock units or other awards granted, in each case, pursuant to employee benefit or stock incentive plans of the Company referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (e) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (f) the filing by the Company of any registration statement on Form S-8 or a successor form thereto, (g) the filing by the Company of any resale registration statement pursuant to an existing contractual obligation on the date hereof or (h) Ordinary Shares or other securities issued in connection with a transaction that includes a commercial relationship (including joint ventures, collaborations, partnership or other strategic acquisitions), provided that (x) the aggregate number of shares issued pursuant to this clause (h) shall not exceed 3,325,000 pursuant hereto and (y) the recipient of any such Ordinary Shares or securities issued pursuant to this clause (h) during the Restricted Period shall be subject to the restrictions set forth in a lock-up agreement described in Section 5(k) hereof for the remainder of the Restricted Period.

7.                                      Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.                                      Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated

therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through the Manager expressly for use therein.

(b)               Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished in writing to the Company by  any Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)     To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in Schedule I hereto.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have subscribed for hereunder, and not joint.

(e)                The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)      The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.                                      Termination.  The Underwriters may terminate this Agreement by notice given by the Manager to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Ireland shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, or Ireland authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Manager, impracticable or inadvisable to proceed with the offer, issuance, subscription, sale, transfer or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.                               Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to subscribe for Shares that it has or they have agreed to subscribe for hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe for is not more than one-tenth of the aggregate number of the Shares to be subscribed for on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to subscribe for the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe for on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to subscribe for pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe for Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be subscribed for on such date, and arrangements satisfactory to the Manager and the Company for the subscription of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe for Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be subscribed for on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to subscribe for the Additional Shares to be allotted and issued on such Option Closing Date or (ii) subscribe for not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to subscribe for in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, in accordance with the provisions of this Section 10 or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided, however, that if this Agreement is terminated by the Manager pursuant to this Section 10, the Company shall have no obligation to reimburse any out-of-pocket expenses incurred solely by any defaulting Underwriter.

11.                               Submission to Jurisdiction; Appointment of Agents for Service.  (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, or the offering of the Shares (each, a “Related Proceeding”).  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)                                 The Company hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

12.                               Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

13.                               [Intentionally Omitted].

14.                               Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, allotment, issuance, subscription and the purchase and sale of the Shares.

(b)                                 The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Manager at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

NABRIVA THERAPEUTICS PLC

		By:	/s/ Gary Sender
Name: Gary Sender
Title: Chief Financial Officer

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Christine Ha
Name: Christine Ha
Title: Executive Director

SCHEDULE I

Manager:

Manager authorized to release lock-up under Section 6:	Morgan Stanley & Co. LLC

Manager authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. LLC

Registration Statement File No.:	333-223739

Time of Sale Prospectus	1.	Basic Prospectus dated April 27, 2018 relating to the Registration Statement

	2.	The preliminary prospectus supplement dated July 25, 2018 relating to the Shares

	3.	The Company is selling 18,181,818 Ordinary Shares.

The price to the public per Ordinary Share is $2.75.

The Company has granted to the Underwriters the right to purchase up to an additional 2,727,272 Ordinary Shares.

Company Lock-up Restricted Period:	60 days

Title of Shares to be subscribed for:	Ordinary Shares, nominal value $0.01 per share

Number of Firm Shares:	18,181,818

Number of Additional Shares:	2,727,272

Purchase Price:	$2.585 a share

I-1

Initial Public Offering Price	$2.75 a share

Selling Concession:	$0.0990 a share

Directed Allocation:	The Underwriters have reserved approximately 50,500 ordinary shares that will be allocated to certain members of the Company’s board of directors at the direction of the Company.

Closing Date and Time:	July 31, 2018 9:00 a.m.

Closing Location:	Covington & Burling LLP 620 Eighth Avenue New York, New York 10018

Address for Notices to Underwriters:	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attention: Equity Syndicate Desk with a copy to: Legal Department

Address for Notices to the Company:	1000 Continental Drive, Suite 600 King of Prussia, PA 19406 Facsimile: (610) 816-6639 Attention: Gary Sender, Chief Financial Officer

I-2

SCHEDULE II

Underwriter	Number of Firm Shares To Be Subscribed for
Morgan Stanley & Co. LLC	12,363,636
Needham & Company, LLC	1,818,182
SunTrust Robinson Humphrey, Inc.	1,818,182
Wedbush Securities Inc.	1,818,182
Northland Securities, Inc.	363,636

Total:	18,181,818

II-3

EXHIBIT A

FORM OF LOCK-UP LETTER

, 2018

Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Nabriva Therapeutics plc, a public limited company organized under the laws of Ireland (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named therein, including Morgan Stanley (the “Underwriters”), of ordinary shares, nominal value $0.01 per share, in the share capital of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares (or any interest therein) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Ordinary Shares during the Restricted Period without the prior written consent of Morgan Stanley, provided that (1) in the case of clauses (ii) through (vii) below, Morgan Stanley receives a signed lock-up agreement for the balance of the Restricted Period from each donee, trustee, distributee, or transferee, as the case may be, (2) in the case of clauses (ii) through (vii) below, any such transfer shall not involve a disposition for value, (3) in the case of clauses (i) through (v) below, such transfers are not required to be reported during the Restricted Period with the Securities and Exchange Commission (the “SEC”) under Section 16(a) of the Exchange Act, and (4) in each case, the undersigned does not otherwise voluntarily effect any public filing or report with the SEC regarding such transfers (other than a filing on a Form 5 made after the expiration of the Restricted Period):

(i)                           transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering;

(ii)                        transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift;

(iii)                     to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iv)                    as a distribution to partners, retired partners, members, former members, shareholders or other equity holders of the undersigned (or their equivalent under the jurisdiction of organization of the undersigned) or, if the undersigned is a trust, to any successor, additional trustee or trustees, any entity whose shares are all held directly or indirectly by the undersigned, to the nominee or custodian of such entity, or to the beneficiaries of the undersigned;

(v)                       to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or the immediate family of the undersigned;

(vi)                    by operation of law, pursuant to domestic relations orders or in connection with a divorce settlement, provided that, in the case of such a transfer, if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares during the Restricted Period, the undersigned shall include a statement in such report to the effect that such transfer was made by operation of law, pursuant to a domestic relations order or in connection with a divorce settlement;

(vii)                 by will, other testamentary document or intestate succession upon the death of the undersigned; or

(viii)              to the Company in satisfaction of any tax withholding obligations, provided that, in the case of such a transfer, if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares during the Restricted Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover tax obligations of the undersigned

2

and provided further that any underlying equity securities of the Company shall continue to be subject to the restrictions on transfer set forth in this letter.

Furthermore, no provision in this letter shall be deemed to restrict or prohibit (1) the transfer of the undersigned’s Ordinary Shares to the Company in connection with the termination of the undersigned’s services to the Company, provided that no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Restricted Period), (2) the exercise or exchange by the undersigned to or with the Company of any option to acquire any equity securities of the Company granted pursuant to any stock option, stock bonus or other stock plan or arrangement or the exercise of warrants or any other securities described as outstanding in the Company’s public filings with the SEC (including, in each case, by way of a “net” exercise in accordance with the terms of such outstanding option, warrant or other security), provided that, in the case of a “net” exercise, if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares during the Restricted Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover the exercise price or the tax obligations, as the case may be, of the undersigned in connection with such exercise or exchange and provided further that the underlying equity securities of the Company shall continue to be subject to the restrictions on transfer set forth in this letter, (3) the transfer of Ordinary Shares upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a “Change of Control” (as defined below) of the Company; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this letter and (4) the purchase by the undersigned of equity securities of the Company in the Public Offering. With respect to (3) above, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the stock of the Company.

Notwithstanding anything herein to the contrary, nothing herein shall prevent (1) the establishment or amendment by the undersigned of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period, or (2) transfers of Ordinary Shares by the undersigned pursuant to sales in the public market undertaken by the undersigned under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such trading plan shall

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have been in effect prior to the date hereof, and provided further that to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding any such sales, such announcement or filing shall include a statement to the effect that the sale was made pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall automatically terminate, and the undersigned shall be released from the undersigned’s obligations hereunder, upon the earliest to occur, if any, of: (1) prior to the execution of the Underwriting Agreement, Morgan Stanley, on behalf of the Underwriters, or the Company advises the other party in writing that it has determined not to proceed with the Public Offering, (2) the Underwriting Agreement is executed but is terminated prior to the closing of the Public Offering (other than the provisions thereof which survive termination), or (3) September 30, 2018, in the event that the Underwriting Agreement has not been executed by such date.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF OPINION OF WILMER CUTLER PICKERING HALE AND DORR LLP

EXHIBIT C

FORM OF OPINION OF A&L GOODBODY

EXHIBIT D-1

FORM OF OPINION OF SCHWARZ & PARTNER

EXHIBIT D-2

FORM OF OPINION OF FITZPATRICK, CELLA, HARPER & SCINTO

EXHIBIT E

FORM OF OPINION OF LEWIS KOHN & WALKER LLP